Exhibit 99.1

PRELIMINARY PROXY CARD – SUBJECT TO COMPLETION

EXELIS INC. 1650 TYSONS BLVD., SUITE 1700 MCLEAN, VA 22102

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. EDT the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. EDT the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

EXELIS INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3.

Voting Items			For	Against	Abstain

1.     A proposal to approve the Agreement and Plan of Merger, dated as of February 5, 2015, by and among Harris Corporation, Exelis Inc. and Harris Communication Solutions (Indiana), Inc., a wholly owned subsidiary of Harris Corporation, pursuant to which Harris Communication Solutions (Indiana), Inc. will be merged with and into Exelis Inc., referred to as the merger agreement;

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2. A proposal to approve, on an advisory (non-binding) basis, the executive officer compensation to be paid to Exelis Inc.’s named executive officers in connection with the merger; and			☐	☐	☐

3.     A proposal to approve the adjournment of the special meeting, if necessary, to solicit additional proxies in the event there are not sufficient votes to approve the merger agreement at the time of the special meeting or to ensure that any supplement or amendment to the proxy statement/prospectus is timely provided to the shareholders of Exelis Inc.

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For address changes and/or comments, please check this box and write them on the back where indicated.	☐

Please indicate if you plan to attend this meeting.	☐	☐

	Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)	Date

Special Meeting of Shareholders

EXELIS INC.

[ — , 2015]

Exelis Inc., 1650 Tysons Boulevard, Suite 1700, McLean, VA 22102

PLEASE PRESENT THIS CARD AT THE ENTRANCE TO THE MEETING ROOM

Note: If you plan to attend the Special Meeting of Shareholders, please so indicate by marking the appropriate box on the attached proxy card. If you plan to attend the Special Meeting in person, please bring, in addition to this Admission Ticket, a proper form of identification. The use of video, still photography or audio recording at the Special Meeting is not permitted. For the safety of attendees, all bags, packages and briefcases are subject to inspection. Your compliance is appreciated.

This Admission Ticket should not be returned with your proxy but should be retained and brought with you to the Special Meeting.

SEC Proxy Access Notice

Important Notice Regarding the Internet Availability of Proxy Materials for the Special Meeting to be held on [—, 2015] at Exelis Inc., 1650 Tysons Boulevard, Suite 1700, McLean, VA 22102. The proxy materials for the Exelis Special Meeting of Shareholders, including the proxy statement/prospectus, are available over the Internet. To view these proxy materials, please visit www.proxyvote.com.

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FOLD AND DETACH HERE

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF EXELIS INC.

FOR THE SPECIAL MEETING TO BE HELD [ — ]:

The shareholder(s) whose signature(s) appear(s) on the reverse side of this proxy form hereby appoint(s) [ — ], or any of them, each with full power of substitution as proxies, to vote all shares of Exelis Inc. common stock that the shareholder(s) would be entitled to vote on all matters that may properly come before the Special Meeting and at any adjournments or postponements. The proxies are authorized to vote in accordance with the specifications indicated by the shareholder(s) on the reverse side of this form. If this form is signed and returned by the shareholder(s), and no specifications are indicated, the proxies are authorized to vote as recommended by the Board of Directors. In either case, if this form is signed and returned, the proxies thereby will be authorized to vote in their discretion on any other matters that may be presented for a vote at the meeting and any adjournments or postponements.

For participants in the Exelis Retirement Savings Plan:

Under the Retirement Savings Plan, referred to as the plan, participants are “named fiduciaries” to the extent of their authority to direct the voting of Exelis shares credited to their plan account invested in the Exelis common stock fund. Plan participants should mail their confidential voting instruction card to Broadridge, acting as tabulation agent, or vote by Phone or Internet. Instructions must be received by Broadridge before 11:59 p.m. EDT three days before the Special Meeting. The trustee of the plan will vote allocated shares for which no direction is received and unallocated shares, if any, in the same proportion as the shares for which directions are received, except as otherwise provided in accordance with ERISA. By submitting voting instructions by telephone, Internet, or by signing and returning this voting instruction card, you direct the trustee of the plan to vote these shares, in person or by proxy, as designated herein, at the Special Meeting of Shareholders. The Trustee will exercise its discretion in voting on any other matter that may be presented for a vote at the meeting and any adjournments or postponements.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued, and to be dated and signed on the reverse side.)